Exhibit 99.03


UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information reflects the adjustment of the historical consolidated balance sheets and statements of income of NSP and WEC after giving effect to their proposed business combination transaction (the Transaction) to form Primergy and a new subsidiary structure. The unaudited pro forma combined condensed balance sheets at Dec. 31, 1996 give effect to the Transaction as if it had occurred on that date. The unaudited pro forma combined condensed statements of income for each of the three years in the period ended Dec. 31, 1996 give effect to the Transaction as if it had occurred at Jan. 1, 1994. These statements are prepared on the basis of accounting for the Transaction as a pooling of interests and are based on the assumptions set forth in the notes thereto.

     The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of NSP and WEC. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Transaction been consummated on the date, or at the beginning of the periods, for which the Transaction is being given effect nor is it necessarily indicative of future Primergy operating results or financial position. Completion of the Transaction is subject to numerous conditions, many of which are beyond NSP's control.

Primergy Pro Forma Combined Condensed Information

     The pro forma financial information combines the historical financial statements of NSP and WEC after giving effect to the Transaction to form Primergy on the basis of accounting for the Transaction as a pooling of interests.




                            PRIMERGY CORPORATION
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                    TWELVE MONTHS ENDED DECEMBER 31, 1996
                 (In thousands, except per share amounts)

                                                  NSP              WEC          Pro Forma       Pro Forma
                                             (As Reported)    (As Reported)    Adjustments       Combined

Utility Operating Revenues
  Electric                                       $2,127,413       $1,393,270              $0      $3,520,683
  Gas                                               526,793          364,875               0         891,668
  Steam                                                   0           15,675               0          15,675
     Total Operating Revenues                     2,654,206        1,773,820               0       4,428,026


Utility Operating Expenses
  Electric Production-Fuel
   and Purchased Power                              541,267          331,867               0         873,134
  Cost of Gas Sold & Transported                    335,453          234,254               0         569,707
  Other Operation                                   554,946          391,520               0         946,466
  Maintenance                                       155,830          103,046               0         258,876
  Depreciation and Amortization                     306,432          202,796               0         509,228
  Taxes Other Than Income Taxes                     232,824           77,866               0         310,690
  Income Taxes                                      161,410          126,627               0         288,037
     Total Operating Expenses                     2,288,162        1,467,976               0       3,756,138

Utility Operating Income                            366,044          305,844               0         671,888

Other Income (Expense)
  Equity Earnings of Unconsolidated
   Investees                                         31,025                0               0          31,025
  Other Income and Deductions - Net                   8,169           20,042               0          28,211
       Total Other Income (Expense)                  39,194           20,042               0          59,236

 Income before Interest Charges
 and Preferred Dividends                            405,238          325,886               0         731,124

Interest Charges                                    130,699          106,548               0         237,247

Preferred Dividends of Subsidiaries                  12,245            1,203               0          13,448

     Net Income                                    $262,294         $218,135              $0        $480,429

Average Common Shares Outstanding  (Note 1)          68,679          110,983          42,993         222,655

Earnings Per Common Share                             $3.82            $1.97                           $2.16

NSP Equivalent Shares (Note 1)                       68,679          110,983         (42,728)        136,934

Earnings Per Common Share using NSP Equivalent Shares                                                  $3.51


See accompanying notes to unaudited pro forma combined condensed financial statements.




                              PRIMERGY CORPORATION
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                    TWELVE MONTHS ENDED DECEMBER 31, 1995
                   (In thousands, except per share amounts)


                                                  NSP              WEC           Pro Forma        Pro Forma
                                             (As Reported)    (As Reported)     Adjustments        Combined

Utility Operating Revenues
  Electric                                       $2,142,770       $1,437,480              $0      $3,580,250
  Gas                                               425,814          318,262               0         744,076
  Steam                                                   0           14,742               0          14,742
     Total Operating Revenues                     2,568,584        1,770,484               0       4,339,068


Utility Operating Expenses
  Electric Production-Fuel and
   Purchased Power                                  570,245          345,387               0         915,632
  Cost of Gas Sold & Transported                    256,758          188,764               0         445,522
  Other Operation                                   560,734          395,242               0         955,976
  Maintenance                                       158,203          112,400               0         270,603
  Depreciation and Amortization                     290,184          183,876               0         474,060
  Taxes Other Than Income Taxes                     239,433           74,765               0         314,198
  Income Taxes                                      147,148          141,029               0         288,177
     Total Operating Expenses                     2,222,705        1,441,463               0       3,664,168

Utility Operating Income                            345,879          329,021               0         674,900

Other Income (Expense)
  Equity Earnings of Unconsolidated
   Investees                                         59,067                0               0          59,067
  Other Income and Deductions - Net                  (6,261)          16,821               0          10,560
       Total Other Income (Expense)                  52,806           16,821               0          69,627

 Income before Interest Charges
 and Preferred Dividends                            398,685          345,842               0         744,527

Interest Charges                                    122,890          110,605               0         233,495

Preferred Dividends of Subsidiaries                  12,449            1,203               0          13,652

     Net Income                                    $263,346         $234,034              $0        $497,380

Average Common Shares Outstanding  (Note 1)          67,416          109,850          42,202         219,468

Earnings Per Common Share                             $3.91            $2.13                           $2.27

NSP Equivalent Shares (Note 1)                       67,416          109,850         (42,292)        134,974

Earnings Per Common Share using NSP Equivalent Shares                                                  $3.69



See accompanying notes to unaudited pro forma combined condensed financial statements.



                              PRIMERGY CORPORATION
          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
                       TWELVE MONTHS ENDED DECEMBER 31, 1994
                   (In thousands, except per share amounts)

                                                  NSP              WEC           Pro Forma        Pro Forma
                                             (As Reported)    (As Reported)     Adjustments        Combined

Utility Operating Revenues
  Electric                                       $2,066,644       $1,403,562              $0      $3,470,206
  Gas                                               419,903          324,349               0         744,252
  Steam                                                   0           14,281               0          14,281
     Total Operating Revenues                     2,486,547        1,742,192               0       4,228,739


Utility Operating Expenses
  Electric Production-Fuel and
   Purchased Power                                  570,880          328,485               0         899,365
  Cost of Gas Sold & Transported                    263,905          199,511               0         463,416
  Other Operation                                   535,706          399,011               0         934,717
  Maintenance                                       170,145          124,602               0         294,747
  Depreciation and Amortization                     273,801          177,614               0         451,415
  Taxes Other Than Income Taxes                     234,564           76,035               0         310,599
  Revitalization Charges                                  0           73,900               0          73,900
  Income Taxes                                      129,228           99,761               0         228,989
     Total Operating Expenses                     2,178,229        1,478,919               0       3,657,148

Utility Operating Income                            308,318          263,273               0         571,591

Other Income (Expense)
  Equity Earnings of Unconsolidated
   Investees                                         41,709                0               0          41,709
  Other Income and Deductions - Net                     663           26,965               0          27,628
       Total Other Income (Expense)                  42,372           26,965               0          69,337

 Income before Interest Charges
 and Preferred Dividends                            350,690          290,238               0         640,928

Interest Charges                                    107,215          108,019               0         215,234

Preferred Dividends of Subsidiaries                  12,364            1,351               0          13,715

     Net Income                                    $231,111         $180,868              $0        $411,979

Average Common Shares Outstanding  (Note 1)          66,845          108,025          41,845         216,715

Earnings Per Common Share                             $3.46            $1.67                           $1.90

NSP Equivalent Shares (Note 1)                       66,845          108,025         (41,589)        133,281

Earnings Per Common Share using NSP Equivalent Shares                                                  $3.09



See accompanying notes to unaudited pro forma combined condensed financial statements.



                            PRIMERGY CORPORATION
          UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                             DECEMBER 31, 1996
                               (In thousands)


                                                          NSP             WEC         Pro Forma      Pro Forma
              Pro Forma Balance Sheet                (As Reported)   (As Reported)   Adjustments     Combined

                      ASSETS
UTILITY PLANT
  Electric                                              $6,766,896      $4,857,528             $0    $11,624,424
  Gas                                                      750,449         505,100              0      1,255,549
  Other                                                    331,441          61,765              0        393,206
      Total                                              7,848,786       5,424,393              0     13,273,179
    Accumulated provision for depreciation              (3,611,244)     (2,441,950)             0     (6,053,194)
  Nuclear fuel - net                                       100,338          75,476              0        175,814
      Net utility plant                                  4,337,880       3,057,919              0      7,395,799

CURRENT ASSETS
  Cash and cash equivalents                                 51,118          10,748              0         61,866
  Accounts receivable - net                                371,654         151,473              0        523,127
  Accrued utility revenues                                 147,366         155,838              0        303,204
  Fossil fuel inventories                                   45,013         113,516              0        158,529
  Material & supplies inventories                          109,425          70,900              0        180,325
  Prepayments and other                                     72,647          63,383              0        136,030
    Total current assets                                   797,223         565,858              0      1,363,081

OTHER ASSETS
  Regulatory Assets                                        354,128         286,461              0        640,589
  External decommissioning fund                            260,756         322,085              0        582,841
  Investments in non-regulated projects and other in       451,223         104,919              0        556,142
  Non-regulated property - net                             192,790         173,525              0        366,315
  Intangible assets and other   (Note 4)                   242,900         300,071       (153,806)       389,165
     Total other assets                                  1,501,797       1,187,061       (153,806)     2,535,052

      TOTAL ASSETS                                      $6,636,900      $4,810,838      ($153,806)   $11,293,932



              LIABILITIES AND EQUITY
CAPITALIZATION
  Common stock equity:
    Common stock   (Note 1)                               $172,659          $1,117      ($171,536)        $2,240
    Other stockholders' equity   (Note 1)                1,963,221       1,944,227        171,536      4,078,984
      Total common stock equity                          2,135,880       1,945,344              0      4,081,224

  Cumulative preferred stock and premium                   240,469          30,450              0        270,919
  Long-term debt                                         1,592,568       1,416,067              0      3,008,635
      Total capitalization                               3,968,917       3,391,861              0      7,360,778

CURRENT LIABILITIES
  Current portion of long-term debt                        261,218         190,204              0        451,422
  Short-term debt                                          368,367          69,265              0        437,632
  Accounts payable                                         236,341         148,429              0        384,770
  Taxes accrued                                            204,348          37,362              0        241,710
  Other accrued liabilities                                166,126          81,758              0        247,884
      Total current liabilities                          1,236,400         527,018              0      1,763,418

OTHER LIABILITIES
  Deferred income taxes   (Note 4)                         804,342         511,399       (153,806)     1,161,935
  Deferred investment tax credits                          149,606          87,798              0        237,404
  Regulatory liabilities                                   302,647         175,943              0        478,590
  Other liabilities and deferred credits                   174,988         116,819              0        291,807
     Total other liabilities                             1,431,583         891,959       (153,806)     2,169,736

        TOTAL CAPITALIZATION AND LIABILITIES            $6,636,900      $4,810,838      ($153,806)   $11,293,932

See accompanying notes to unaudited pro forma combined condensed financial statements.




                     PRIMERGY CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. The pro forma combined condensed financial statements reflect the conversion of each share of NSP common stock outstanding ($2.50 par value) into 1.626 shares of Primergy Common Stock ($.01 par value) and the continuation of each share of WEC Common Stock outstanding as one share of Primergy common stock ($.01 par value), as provided in the Merger Agreement. The pro forma combined condensed financial statements are presented as if the companies were combined during all periods included therein.

     NSP equivalent shares shown on the pro forma combined condensed income statements represent the pro forma equivalent of one share of NSP Common Stock calculated by multiplying the pro forma information by the conversion ratio of 1.626 shares of Primergy Common Stock for each share of NSP Common Stock.

2. The allocation between NSP and WEC and their customers of the estimated cost savings, resulting from the Transaction, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. At the time the Merger Agreement was signed, cost savings resulting from the Transaction were estimated to be approximately $2 billion over a 10-year period, net of transaction costs (including fees for financial advisors, attorneys, accountants, consultants, filings and printing) and net of costs to achieve the savings of approximately $30 million and $122 million, respectively. None of the estimated cost savings, the costs to achieve such savings, or the transaction costs have been reflected in the pro forma combined condensed financial statements.

3. Intercompany transactions (including purchased and exchanged power transactions) between NSP and WEC during the periods presented were not material and, accordingly, no pro forma adjustments were made to eliminate such transactions.

4. A pro forma adjustment has been made to conform the presentation of noncurrent deferred income taxes in the pro forma combined condensed balance sheet into one net amount. All other report presentation and accounting policy differences are immaterial and have not been adjusted in the pro forma combined condensed financial statements.